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                                                                     Exhibit 4.2
                                                                             #23

[SEAL OF THE STATE OF MINNESOTA]

                         MINNESOTA SECRETARY OF STATE
                    AMENDMENT OF ARTICLES OF INCORPORATION


BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME:(List the name of the company prior to any desired name change)

        Bio-Vascular, Inc.
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This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

                                            -----------------

The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total
number of pages including this form   1  .)
                                    -----
                                 ARTICLE     3.1
                                         -----------
                   of the Restated Articles of Incorporation

3.1 Authorized Shares. The aggregate number of shares that the corporation has authority to issue shall be Twenty Million (20,000,000) shares of common stock. Such shares shall have a par value of one cent ($.01) per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of a corporation.





This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

                                       /s/ M. Karen Gilles
                                       -----------------------------------------
                                       M. Karen Gilles, Secretary
                                            (Signature of Authorized Person)

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INSTRUCTIONS                                    FOR OFFICE USE ONLY

1. Type or print with black ink.
2. A Filing Fee of: $35.00, made payable        STATE OF MINNESOTA
   to the Secretary of State.                   DEPARTMENT OF STATE
3. Return completed forms to:                          FILED

     Secretary of State                             JUN 21 1995
     180 State Office Building
     St. Paul, MN 55155-1299                    JOAN ANDERSON GROWE
     (612)296-2803                              Secretary of State